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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

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
/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              GENEVA STEEL COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          $125
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     (2)  Form, Schedule or Registration Statement No.:

          Definitive Proxy Statement
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     (3)  Filing Party:

          Geneva Steel Company
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     (4)  Date Filed:

          January 26, 1996
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                      [GENEVA STEEL COMPANY LETTERHEAD]


                                March 11, 1996


Shareholders of Geneva Steel


Dear Shareholder:

        Since the proxy statement and form of proxy were mailed to shareholders in connection with the Annual Meeting of Shareholders, scheduled for March 26, 1996 (the "Annual Meeting"), the Company has received the resignation of A. Blaine Huntsman as a director. Mr. Huntsman will not, therefore, stand for reelection at the Annual Meeting.

        Pursuant to the Utah Revised Business Corporation Act, any vacancy occurring in the Board of Directors may be filled by appointment by the remaining directors. The Board intends to conduct a search for a qualified replacement and to exercise its authority to fill the vacany; however, it is not expected that the search will be concluded or that the vacancy will be filled until after the Annual Meeting. As a result, the proxy holders intend to cast their votes for six nominees at the Annual Meeting, leaving a vacancy to be filled at a later time.

        Mr. Huntsman has been a valuable contibuting member of the Company's Board of Directors. We thank him for his service and wish him well.

                                        Best regards,

                                        /s/ JOSEPH A. CANNON
                                        Joseph A. Cannon
                                        Chairman of the Board and
                                        Chief Executive Officer